UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 21, 2011 (June 16, 2011)

LYDALL, INC.
(Exact name of registrant as specified in its charter)

Commission file number:  1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

New Credit Agreement

On June 16, 2011, Lydall, Inc. (the “Company”), as borrower, entered into a $35 million Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as lender.  The Credit Agreement replaced a $35 million secured credit facility among the Company and its domestic subsidiaries, as borrowers, and Wells Fargo Capital Finance, LLC (successor by merger to Wachovia Capital Finance Company (New England)), as lender, dated March 11, 2009 (the “Replaced Credit Facility”), which was terminated.

Under the terms of the Credit Agreement, Bank of America is providing a $35 million revolving credit facility to the Company under which Bank of America may make revolving loans and issue letters of credit to or for the benefit of the Company and its subsidiaries.  Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc. and Lydall International, Inc. (three domestic subsidiaries of the Company, collectively, the “Guarantors”) have unconditionally guaranteed the Company’s payment and other obligations under the Credit Agreement pursuant to Guaranty Agreements between each Guarantor and Bank of America (the “Guaranties”).  The Company’s obligations under the Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors.  The Credit Agreement has a term of five years.

Borrowings under the Credit Agreement may be used by the Company for, among other things, general corporate purposes, capital expenditures, permitted acquisitions and refinancing of the indebtedness under the Replaced Credit Facility.

The terms of the Credit Agreement include the following:

1) Revolving Credit: an aggregate $35 million five-year revolving credit facility with a $7.5 million sublimit for letters of credit and a $10 million sublimit for alternative currency borrowings.

2) Fees and Interest Rates: Interest is charged on borrowings at the Company’s option of either: (i) Base Rate plus the Applicable Rate, or (ii) the Eurodollar Rate plus the Applicable Rate.  The Base Rate is a fluctuating rate equal to the highest of (a) the federal funds rate plus .50%, (b) the prime rate as set by Bank of America, and (c) the Eurodollar Rate plus 1.0%.  The Eurodollar Rate is a fluctuating LIBOR rate as set by the British Bankers Association, or if such rate is not available, the rate that would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market for deposits in the relevant currency.  The Applicable Rate is determined based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement).  The Applicable Rate added to the Base Rate ranges from .75% to 1.75%, and the Applicable Rate added to the Eurodollar ranges from 1.75% to 2.75%.  A loan that has an interest rate based on the Eurodollar Rate that is lent from a Bank of America office in the United Kingdom or certain European Union countries is subject to an additional variable interest rate.  The Company pays a quarterly fee equal to the Applicable Rate multiplied by the actual daily unused portion of the credit facility.

3) Prepayment: provisions permitting the Company to prepay borrowings in whole or in part at any time without premium or penalty, subject to certain minimum payment requirements, and permitting the Company to irrevocably cancel, in whole or in part, the unutilized portion of the commitments under the Credit Agreement, with any such partial reduction to be in an amount not less than $5 million or any whole multiple of $1 million in excess of $5 million.

4) Company Covenants: provisions containing customary covenants required of the Company and its subsidiaries, including various affirmative and negative financial and operational covenants.

The above summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith and is hereby incorporated by reference.

Security Agreements

The Company and each of the Guarantors entered into separate Security Agreements with Bank of America (collectively, the “Security Agreements”) to secure the performance of all payment and other obligations of the Company and the Guarantors under the Credit Agreement, the Guaranty and the other loan documents related to the Credit Agreement.  Under the Security Agreements, the Company and each of the Guarantors have granted to Bank of America a lien upon, first priority security interest in (subject to certain liens permitted by the Credit Agreement), and pledge and assignment of, substantially all of the assets and property of the Company and each of the Guarantors, now owned or hereafter acquired, wherever located, other than real estate (collectively, the “Collateral”), subject to certain specific limitations.

The Collateral also includes: (i) all equity interests held by the Company and each Guarantor in their respective domestic subsidiaries; (ii) 65% of the equity interests held by the Company and each Guarantor in their respective first-tier foreign subsidiaries, and (iii) patents, patent rights and trademarks, service marks and trademark and service mark rights and copyrights owned by the Company and the Guarantors.

The Security Agreements shall terminate upon satisfaction in full of all payment and other obligations under the Credit Agreement, the Guaranty and the other loan documents related to the Credit Agreement.

The above summary of the Security Agreements is qualified in its entirety by reference to the full text of each Security Agreement, which are filed herewith and are hereby incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement

In connection with the Company’s entry into the Credit Agreement as set forth in Item 1.01 above, the Company and its domestic subsidiaries terminated, effective June 16, 2011, the Replaced Credit Facility.  As of the date of such termination, there was no debt outstanding under the Replaced Credit Facility.  The Replaced Credit Facility was terminated subject to the continuation of certain issued and outstanding letters of credit that remain outstanding in accordance with their terms.  The Replaced Credit Facility was evidenced by a Loan and Security Agreement dated March 11, 2009, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2009.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

(a)  Creation of a Direct Financial Obligation

Information concerning the Company’s new $35 million revolving credit facility is set forth in Item 1.01 above, which information is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03.  Material Modification to Rights of Security Holders

The Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock if the Company is in default, or an event of default shall have occurred, under the Credit Agreement.  Information concerning the Company’s new $35 million revolving credit facility is set forth in Item 1.01 above, which information is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.  Other Events

On June 17, 2011, the Company issued a press release announcing the entry into the Credit Agreement.  The press release is filed herewith and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The following exhibits are filed with this report, as set forth below:

Exhibit	Exhibit
Number	Description

10.1	Credit Agreement, dated June 16, 2011, by and between Lydall, Inc., as borrower, and Bank of America, N.A., as lender, furnished herewith.
10.2	Guaranty Agreement, dated June 16, 2011, by and among Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc., Lydall International, Inc., and Bank of America, N.A., furnished herewith.
10.3	Security Agreement, dated June 16, 2011 by and between Lydall, Inc., and Bank of America, N.A., furnished herewith.
10.4	Security Agreement, dated June 16, 2011 by and between Lydall Thermal/Acoustical, Inc., and Bank of America, N.A., furnished herewith.
10.5	Security Agreement, dated June 16, 2011 by and between Lydall Filtration/Separation, Inc., and Bank of America, N.A., furnished herewith.
10.6	Security Agreement, dated June 16, 2011 by and between Lydall International, Inc., and Bank of America, N.A., furnished herewith.
99.1	Press Release of Lydall, Inc. dated June 17, 2011, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 21, 2011	By:	/s/ James V. Laughlan
James V. Laughlan Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated June 16, 2011, by and between Lydall, Inc., as borrower, and Bank of America, N.A., as lender, furnished herewith.

10.2	Guaranty Agreement, dated June 16, 2011, by and among Lydall Thermal/Acoustical, Inc., Lydall Filtration/Separation, Inc., Lydall International, Inc., and Bank of America, N.A., furnished herewith.

10.3	Security Agreement, dated June 16, 2011 by and between Lydall, Inc., and Bank of America, N.A., furnished herewith.

10.4	Security Agreement, dated June 16, 2011 by and between Lydall Thermal/Acoustical, Inc., and Bank of America, N.A., furnished herewith.

10.5	Security Agreement, dated June 16, 2011 by and between Lydall Filtration/Separation, Inc., and Bank of America, N.A., furnished herewith.

10.6	Security Agreement, dated June 16, 2011 by and between Lydall International, Inc., and Bank of America, N.A., furnished herewith.

99.1	Press Release of Lydall, Inc. dated June 17, 2011, furnished herewith.